Exhibit 10.15

ANACOR PHARMACEUTICALS, INC.

CONSULTING AGREEMENT

        This Consulting Agreement (the "Agreement") is entered into by and between Anacor Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Stephen J. Benkovic, Ph.D. ("Consultant").

        1.    Consulting Relationship.    During the term of this Agreement, Consultant will provide consulting services (the "Services") to the Company as described on Exhibit A attached to this Agreement. Consultant represents that Consultant is duly licensed (as applicable) and has the qualifications, the experience and the ability to properly perform the Services. Consultant shall use Consultant's best efforts to perform the Services such that the results are satisfactory to the Company. Consultant shall devote at least 20% of Consultant's time to performance of the Services.

        2.    Fees.    As consideration for the Services to be provided by Consultant and other obligations, the Company shall pay to Consultant the amounts specified in Exhibit B attached to this Agreement at the times specified therein.

        3.    Expenses.    Consultant shall not be authorized to incur on behalf of the Company any expenses, except as expressly specified in Exhibit B, without the prior consent of the Company's Chief Executive Officer, which consent shall be evidenced in writing for any expenses in excess of $1,000.00. As a condition to receipt of reimbursement, Consultant shall be required to submit to the Company reasonable evidence that the amount involved was expended and related to Services provided under this Agreement.

        4.    Term and Termination.    Consultant shall serve as a consultant to the Company for a period commencing on April 1, 2007 and terminating on March 31, 2008; provided, however, that the Consulting Relationship shall terminate prior to such date if (a) Consultant completes the provision of the Services to the Company under this Agreement, or (b) Consultant shall have been paid the maximum amount of consulting fees as provided in Exhibit B. Notwithstanding the foregoing, either party may terminate this Agreement at any time upon ten (10) days' written notice. In the event of such early termination, Consultant shall be paid for any portion of the Services that have been performed prior to the termination.

        5.    Independent Contractor.    Consultant's relationship with the Company will be that of an independent contractor and not that of an employee.

          (a)    Method of Provision of Services.    Consultant shall be solely responsible for determining the method, details and means of performing the Services. Consultant may, at Consultant's own expense, employ or engage the service of such employees or subcontractors as Consultant deems necessary to perform the Services required by this Agreement (the "Assistants"). Such Assistants are not the employees of the Company and Consultant shall be wholly responsible for the professional performance of the Services by his Assistants such that the results are satisfactory to the Company. Consultant shall expressly advise the Assistants of the terms of this Agreement, and shall require each Assistant to execute a Confidential Information and Invention Assignment Agreement substantially in the form attached to this Agreement as Exhibit C (the "Confidentiality Agreement").

          (b)    No Authority to Bind Company.    Neither Consultant, nor any partner, agent or employee of Consultant, has authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

          (c)    No Benefits.    Consultant acknowledges and agrees that Consultant (or Consultant's employees, if Consultant is an entity) will not be eligible for any Company employee benefits and, to the extent Consultant (or Consultant's employees, if Consultant is an entity) otherwise would be eligible for any Company employee benefits but for the express terms of this Agreement,

  Consultant (on behalf of itself and its employees) hereby expressly declines to participate in such Company employee benefits.

          (d)    Withholding; Indemnification.    Consultant shall have full responsibility for applicable withholding taxes for all compensation paid to Consultant, its partners, agents or its employees under this Agreement, and for compliance with all applicable labor and employment requirements with respect to Consultant's self-employment, sole proprietorship or other form of business organization, and Consultant's partners, agents and employees, including state worker's compensation insurance coverage requirements and any US immigration visa requirements. Consultant agrees to indemnify, defend and hold the Company harmless from any liability for, or assessment of, any claims or penalties with respect to such withholding taxes, labor or employment requirements, including any liability for, or assessment of, withholding taxes imposed on the Company by the relevant taxing authorities with respect to any compensation paid to Consultant or Consultant's partners, agents or its employees.

        6.    Supervision of Consultant's Services.    All of the Services to be performed by Consultant, including but not limited to the Services, will be as agreed between Consultant and the Company's CEO. Consultant will be required to report to the CEO concerning the Services performed under this Agreement. The nature and frequency of these reports will be left to the discretion of the CEO.

        7.    Consulting or Other Services for Competitors.    Consultant represents and warrants that Consultant does not presently perform or intend to perform, during the term of the Agreement, consulting or other services for, or engage in or intend to engage in an employment relationship with, companies who businesses or proposed businesses in any way involve products or services which would be competitive with the Company's products or services, or those products or services proposed or in development by the Company during the term of the Agreement (except for those companies, if any, listed on Exhibit D attached hereto). If, however, Consultant decides to do so, Consultant agrees that, in advance of accepting such work, Consultant will promptly notify the Company in writing, specifying the organization with which Consultant proposes to consult, provide services, or become employed by and to provide information sufficient to allow the Company to determine if such work would conflict with the terms of this Agreement, including the terms of the Confidentiality Agreement, the interests of the Company or further services which the Company might request of Consultant. If the Company determines that such work conflicts with the terms of this Agreement, the Company reserves the right to terminate this Agreement immediately.

        8.    Confidentiality Agreement.    Consultant shall sign, or has signed, a Confidential Information and Invention Assignment Agreement substantially in the form attached to this Agreement as Exhibit C (the "Confidentiality Agreement"), on or before the date hereof. In the event that Consultant is an entity or otherwise will be causing individuals in its employ or under its supervision to participate in the rendering of the Services, Consultant warrants that it shall cause each of such individuals to execute a Confidentiality Agreement in the form attached as Exhibit C.

        9.    Conflicts with this Agreement.    Consultant represents and warrants that neither Consultant nor any of Consultant's partners, employees or agents is under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Agreement. Consultant represents and warrants that Consultant's performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to commencement of this Agreement. Consultant warrants that Consultant has the right to disclose and/or or use all ideas, processes, techniques and other information, if any, which Consultant has gained from third parties, and which Consultant discloses to the Company or uses in the course of performance of this Agreement, without liability to such third parties. Notwithstanding the foregoing, Consultant agrees that Consultant shall not bundle with or incorporate into any deliveries provided to the Company herewith any third party products, ideas, processes, or other techniques, without the express, written

2

prior approval of the Company. Consultant represents and warrants that Consultant has not granted and will not grant any rights or licenses to any intellectual property or technology that would conflict with Consultant's obligations under this Agreement. Consultant will not knowingly infringe upon any copyright, patent, trade secret or other property right of any former client, employer or third party in the performance of the Services required by this Agreement.

        10.    Miscellaneous.

          (a)    Amendments and Waivers.    Any term of this Agreement may be amended or waived only with the written consent of the parties.

          (b)    Sole Agreement.    This Agreement, including the Exhibits hereto, constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

          (c)    Notices.    Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

          (d)    Choice of Law.    The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

          (e)    Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (f)    Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          (g)    Arbitration.    Any dispute or claim arising out of or in connection with any provision of this Agreement will be finally settled by binding arbitration in California, in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. This Section 10(g) shall not apply to the Confidentiality Agreement.

          (h)    Advice of Counsel.    EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

[Signature Page Follows]

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        The parties have executed this Consulting Agreement on the respective dates set forth below.

ANACOR PHARMACEUTICALS, INC.
By:	/s/ DAVID PERRY
Title:	Chief Executive Officer
Address:	1060 E. Meadow Circle
Palo Alto, CA 94303
Date:	5/24/07
STEPHEN J. BENKOVIC, PH.D.
/s/ STEPHEN J. BENKOVIC Signature
Address:
Date:	May 17th '07

EXHIBIT A

DESCRIPTION OF CONSULTING SERVICES

        Dr. Benkovic will work closely with the Anacor research staff to strategize in the areas of medicinal chemistry and biochemistry/enzymology. For chemistry he will participate in weekly chemistry planning meetings, either in person or via conference calls. He will contribute input on scaffold design, plans for diseases and targets for screening of Anacor compounds and analysis of assay results. He will also contribute to the design of new boron-containing compounds that have the potential to inhibit therapeutically important proteins. In the area of biochemistry, he will advise/contribute ideas on mechanism of action studies and enzymology experiments for Anacor inhibitors. The areas of interest in enzymology include studying competitiveness, off-rates, inhibition constants and additional characterization of novel Anacor boron-containing compounds. In addition, Dr. Benkovic will participate in the supervision of a biochemistry post-doc who is located at the Anacor facility, but who will periodically use specialized equipment at Penn State.

EXHIBIT B

COMPENSATION

        For Services rendered by Consultant under this Agreement, the Company shall pay Consultant at the rate of $100,000 for the term of the agreement, April 1, 2007 to March 31, 2008, payable in the amount of $25,000 per quarter, with the first payment due upon execution of the Agreement. Unless otherwise agreed upon in writing by Company, Company's maximum liability for all Services performed during the term of this Agreement shall not exceed $100,000.00.

        The Company will recommend that the Board grant a non-qualified option to purchase 60,000 shares of the Company's Common Stock, at an exercise price equal to the fair market value (as determined by the Company's Board of Directors) on the date of grant, and which will vest over a 12 month period beginning April 1, 2007.

EXHIBIT C

ANACOR PHARMACEUTICALS, INC.

CONFIDENTIAL INFORMATION AND
INVENTION ASSIGNMENT AGREEMENT

(for Employees and Consultants)

        As a condition of my becoming employed (or my employment being continued) by or retained as a consultant (or my consulting relationship being continued) by Anacor Pharmaceuticals, Inc., a Delaware corporation ("Anacor"), or any of its current or future subsidiaries, affiliates, successors or assigns (collectively, the "Company"), and in consideration of my employment or consulting relationship with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following:

        1.    Employment or Consulting Relationship.    I understand and acknowledge that this Agreement does not alter, amend or expand upon any rights I may have to continue in the employ of, or in a consulting relationship with, or the duration of my employment or consulting relationship with, the Company under any existing agreements between the Company and me or under applicable law. Any employment or consulting relationship between the Company and me, whether commenced prior to or upon the date of this Agreement, shall be referred to herein as the "Relationship."

        2.    Duties.    I will perform for the Company such duties as may be designated by the Company from time to time. During the Relationship, I will devote my best efforts to the interests of the Company and will not engage in other employment or in any activities detrimental to the best interests of the Company without the prior written consent of the Company.

        3.    At-Will Relationship.    I understand and acknowledge that my Relationship with the Company is and shall continue to be at-will, as defined under applicable law, meaning that either I or the Company may terminate the Relationship at any time for any reason or no reason, without further obligation or liability.

        4.    Confidential Information.

          (a)    Company Information.    I agree at all times during the term of my Relationship with the Company and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company to the extent necessary to perform my obligations to the Company under the Relationship, or to disclose to any person, firm, corporation or other entity without written authorization of the Board of Directors of the Company, any Confidential Information of the Company which I obtain or create. I further agree not to make copies of such Confidential Information except as authorized by the Company. I understand that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, suppliers, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the Relationship), prices and costs, markets, software, developments, inventions, laboratory notebooks, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, licenses, finances, budgets or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or created by me during the period of the Relationship, whether or not during working hours. I understand that Confidential Information includes, but is not limited to, information pertaining to any aspect of the Company's business which is either information not known by actual or potential competitors of the Company or other third parties not under confidentiality obligations to the Company, or is otherwise proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise. I further understand that Confidential Information does not include any of the foregoing items which has become publicly and widely known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

          (b)    Prior Obligations.    I represent that my performance of all terms of this Agreement as an employee or consultant of the Company has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me prior or subsequent to the commencement of my Relationship with the Company, and I will not disclose to the Company or use any inventions, confidential or non-public proprietary information or material belonging to any previous client, employer or any other party. I will not induce the Company to use any inventions, confidential or non-public proprietary information, or material belonging to any previous client, employer or any other party.

          (c)    Third Party Information.    I recognize that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

        5.    Inventions.

          (a)    Inventions Retained and Licensed.    I have attached hereto, as Exhibit A, a list describing with particularity all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to the commencement of the Relationship (collectively referred to as "Prior Inventions"), which belong solely to me or belong to me jointly with another, which relate in any way to any of the Company's proposed businesses, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If, in the course of my Relationship with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine.

          (b)    Assignment of Inventions.    I agree that I will promptly make full written disclosure to Anacor, will hold in trust for the sole right and benefit of Anacor, and hereby assign to Anacor, or its designee, all my right, title and interest throughout the world in and to any and all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of my Relationship with the Company (collectively referred to as "Inventions"), except as provided in Section 5(e) below. I further acknowledge that all Inventions which are made by me (solely or jointly with others) within the scope of and during the period of my Relationship with the Company are "works made for hire" (to the greatest extent permitted by applicable law) and are compensated by my salary (if I am an employee) or by such amounts paid to me under any applicable consulting agreement or consulting arrangements (if I am a consultant), unless regulated otherwise by the mandatory law of the state of California.

          (c)    Maintenance of Records.    I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my Relationship with the Company. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks, and any other format. The records will be available to and remain the sole property of the Company at all times. I agree not to remove such records from the Company's place of business except as expressly permitted by Company policy which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the Company's business. I agree to return all such records (including any copies thereof) to Anacor at the time of termination of my Relationship with the Company as provided for in Section 6.

          (d)    Patent and Copyright Rights.    I agree to assist Anacor, or its designee, at its expense, in every proper way to secure Anacor's, or its designee's, rights in the Inventions and any copyrights, patents, trademarks, mask work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to Anacor or its designee of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which Anacor or its designee shall deem necessary in order to apply for, obtain, maintain and transfer such rights, or if not transferable, waive such rights, and in order to assign and convey to Anacor or its designee, and any successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement until the expiration of the last such intellectual property right to expire in any country of the world. If Anacor or its designee is unable because of my mental or physical incapacity or unavailability or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents, copyright, mask works or other registrations covering Inventions or original works of authorship assigned to Anacor or its designee as above, then I hereby irrevocably designate and appoint Anacor and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent, copyright or other registrations thereon with the same legal force and effect as if originally executed by me. I hereby waive and irrevocably quitclaim to Anacor or its designee any and all claims, of any nature whatsoever, which I now or hereafter have for infringement of any and all proprietary rights assigned to Anacor or such designee.

          (e)    Exception to Assignments.    I understand that the provisions of this Agreement requiring assignment of Inventions to Anacor do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit B). I will advise the Company promptly in writing of any inventions that I believe meet such provisions and are not otherwise disclosed on Exhibit A.

        6.    Company Property; Returning Company Documents.    I acknowledge and agree that I have no expectation of privacy with respect to the Company's telecommunications, networking or information processing systems (including, without limitation, stored company files, e-mail messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. I agree that, at the time of termination of my Relationship with the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property, or reproductions of any of the aforementioned items developed by me pursuant to the Relationship or otherwise belonging to the Company, its successors or assigns. In the event of the termination of the Relationship, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit C;

however, my failure to sign and deliver the Termination Certificate shall in no way diminish my continuing obligations under this Agreement.

        7.    Notification to Other Parties.

          (a)    Employees.    In the event that I leave the employ of the Company, I hereby consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

          (b)    Consultants.    I hereby grant consent to notification by the Company to any other parties besides the Company with whom I maintain a consulting relationship, including parties with whom such relationship commences after the effective date of this Agreement, about my rights and obligations under this Agreement.

        8.    Solicitation of Employees, Consultants and Other Parties.    I agree that during the term of my Relationship with the Company, and for a period of twelve (12) months immediately following the termination of my Relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees or consultants to terminate their relationship with the Company, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity. Further, during my Relationship with the Company and at any time following termination of my Relationship with the Company for any reason, with or without cause, I shall not use any Confidential Information of the Company to attempt to negatively influence any of the Company's clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his or its purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

        9.    Representations and Covenants.

          (a)    Facilitation of Agreement.    I agree to execute promptly any proper oath or verify any proper document required to carry out the terms of this Agreement upon the Company's written request to do so.

          (b)    Conflicts.    I represent that my performance of all the terms of this Agreement does not and will not breach any agreement I have entered into, or will enter into with any third party, including without limitation any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to commencement of my Relationship with the Company. I agree not to enter into any written or oral agreement that conflicts with the provisions of this Agreement.

          (c)    Voluntary Execution.    I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

        10.    General Provisions.

          (a)    Governing Law.    The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

          (b)    Entire Agreement.    This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by both parties. Any subsequent change or changes in my duties, obligations, rights or compensation will not affect the validity or scope of this Agreement.

          (c)    Severability.    If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

          (d)    Successors and Assigns.    This Agreement will be binding upon my heirs, executors, administrators and other legal representatives, and my successors and assigns, and will be for the benefit of the Company, its successors, and its assigns.

          (e)    Survival.    The provisions of this Agreement shall survive the termination of the Relationship and the assignment of this Agreement by the Company to any successor in interest or other assignee.

          (f)    Remedies.    I acknowledge and agree that violation of this Agreement by me may cause the Company irreparable harm, and therefore agree that the Company will be entitled to seek extraordinary relief in court, including but not limited to temporary restraining orders, preliminary injunctions and permanent injunctions without the necessity of posting a bond or other security and in addition to and without prejudice to any other rights or remedies that the Company may have for a breach of this Agreement.

          (g)    ADVICE OF COUNSEL.    I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

[Signature Page Follows]

        The parties have executed this Agreement on the respective dates set forth below:

COMPANY:		EMPLOYEE/CONSULTANT:
ANACOR, PHARMACEUTICALS, INC.		STEPHEN J. BENKOVIC, PH.D., an Individual:
By:
Name:	Lucy O. Day	Signature
Title:	CFO
Date:		Date:
Address:	1060 E. Meadow Circle Palo Alto, CA 94303	Address:

EXHIBIT D

LIST OF COMPANIES
EXCLUDED UNDER SECTION 7

  x   No conflicts

       Additional Sheets Attached

Signature of Consultant: /s/ STEPHEN J. BENKOVIC

Print Name of Consultant: Stephen J. Benkovic, Ph.D.

Date: 5/17/07

AMENDMENT 1

TO

ANACOR PHARMACEUTICALS, INC.

CONSULTING AGREEMENT

        This Amendment, effective April 1, 2008 (the "Effective Date"), is to Consulting Agreement commencing April 1, 2007, and any subsequent Amendments (the "Agreement") between Anacor Pharmaceuticals, Inc. ("Company") and Stephen J. Benkovic, Ph.D.("Consultant"), together, the Parties.

        Pursuant to this Amendment, the Parties agree as follows:

  1.
  The term of the Agreement, as defined in Section 4, shall be modified to extend from April 1, 2008 to December 31, 2008.

  2.
  Subject to approval by the Company's Board of Directors, the Company will grant an additional nonstatutory stock option to purchase 45,000 shares of the Company's common stock, with an exercise price per share equal to the fair market value at the time of grant. Such shares will vest at the rate of 1/9th of the total number of shares on each monthly anniversary of the vesting commencement date, based upon the Consultant's continued service to the Company, as provided in the Agreement and as specified in the Stock Option Agreement between the Company and Consultant.

  3.
  All other terms and conditions set forth in the Agreement remain in full force and effect.

  IN WITNESS WHEREOF, the Parties have signed this Amendment as of the Effective Date.

ANACOR PHARMACEUTICALS, INC.		STEPHEN J. BENKOVIC, PH.D.
By:	/s/ LUCY O. DAY	/s/ STEPHEN J. BENKOVIC
Name:	Lucy O. Day	Name:	Stephen J. Benkovic, Ph.D.
Title:	VP Finance	Title:	Consultant
Date:	March 21, 2008	Date:	March 24, 2008

AMENDMENT 2

TO

ANACOR PHARMACEUTICALS, INC.

CONSULTING AGREEMENT

        This Amendment, effective January 1, 2009 (the "Effective Date"), is to Consulting Agreement commencing April 1, 2007, and any subsequent Amendments (the "Agreement") between Anacor Pharmaceuticals, Inc. ("Company") and Stephen J. Benkovic, Ph.D.("Consultant"), together, the Parties.

        Pursuant to this Amendment, the Parties agree as follows:

  1.
  The term of the Agreement, as defined in Section 4, shall be modified to extend from January 1, 2009 to December 31, 2009.

  2.
  Subject to approval by the Company's Board of Directors, the Company will grant an additional nonstatutory stock option to purchase 60,000 shares of the Company's common stock, with an exercise price per share equal to the fair market value at the time of grant. Such shares will vest at the rate of 1/12th of the total number of shares on each monthly anniversary of the vesting commencement date, based upon the Consultant's continued service to the Company, as provided in the Agreement and as specified in the Stock Option Agreement between the Company and Consultant.

  3.
  All other terms and conditions set forth in the Agreement remain in full force and effect.

  IN WITNESS WHEREOF, the Parties have signed this Amendment as of the Effective Date.

ANACOR PHARMACEUTICALS, INC.		STEPHEN J. BENKOVIC, PH.D.
By:	/s/ LUCY O. DAY	/s/ STEPHEN J. BENKOVIC
Name:	Lucy O. Day	Name:	Stephen J. Benkovic, Ph.D.
Title:	VP Finance	Title:	Consultant
Date:	February 20, 2009	Date:	February 9, 2009

AMENDMENT 3

TO

ANACOR PHARMACEUTICALS, INC.

CONSULTING AGREEMENT

        This Amendment, effective January 1, 2010 (the "Effective Date"), is to Consulting Agreement commencing April 1, 2007, and any subsequent Amendments (the "Agreement") between Anacor Pharmaceuticals, Inc. ("Company") and Stephen J. Benkovic, Ph.D.("Consultant"), together, the Parties.

        Pursuant to this Amendment, the Parties agree as follows:

  1.
  The term of the Agreement, as defined in Section 4, shall be modified to extend from January 1, 2010 to December 31, 2010.

  2.
  Subject to approval by the Company's Board of Directors, the Company will grant an additional nonstatutory stock option to purchase 30,000 shares of the Company's common stock, with an exercise price per share equal to the fair market value at the time of grant. Such shares will vest at the rate of 1/12th of the total number of shares on each monthly anniversary of the vesting commencement date, based upon the Consultant's continued service to the Company, as provided in the Agreement and as specified in the Stock Option Agreement between the Company and Consultant.

  3.
  All other terms and conditions set forth in the Agreement remain in full force and effect.

  IN WITNESS WHEREOF, the Parties have signed this Amendment as of the Effective Date.

ANACOR PHARMACEUTICALS, INC.		STEPHEN J. BENKOVIC, PH.D.
By:	/s/ LUCY O. DAY	/s/ STEPHEN J. BENKOVIC
Name:	Lucy O. Day	Name:	Stephen J. Benkovic, Ph.D.
Title:	VP Finance	Title:	Consultant
Date:	April 20, 2010	Date: